Exhibit 24

POWER OF ATTORNEY
I, D. Cameron Findlay ('Grantor'), hereby confirm,
constitute and appoint Jennifer L. Kraft and Richard E.
Barry, severally and not jointly, each of whom signing
singly as the true and lawful attorney-in-fact of
Grantor to:
1.	execute for and on behalf of Grantor Forms 3, 4
and 5, including but not limited to any
amendments thereto, in accordance with Section
16(a) of the Securities Exchange Act of 1934, as
amended (the 'Exchange Act'), and the rules
promulgated thereunder, which may be necessary or
desirable as a result of Grantor's ownership of
or transaction in securities of Aon Corporation;
and
2.	do and perform any and all acts for and on behalf
of Grantor which may be necessary or desirable to
complete the execution of any such Form 3, 4 or 5
and the timely filing of such form with the United
States Securities and Exchange Commission (the
'SEC') and any other entity or person.
Grantor acknowledges that the foregoing attorneys-in-
fact, in serving in such capacity at the request of the
Grantor, are not assuming any of the Grantor's
responsibilities to comply with Section 16 of the
Exchange Act.
This Power of Attorney shall be effective on the date
set forth below and shall continue in full force and
effect until the date on which the Grantor shall cease
to be subject to Section 16 of the Exchange Act and the
rules promulgated thereunder or until such earlier date
on which written notification executed by the Grantor
is filed with the SEC expressly revoking this Power of
Attorney.
Grantor hereby revokes all prior powers of attorney
that are in effect and filed with the SEC.
Grantor also hereby certifies as follows:
1.	Grantor has read and understands Aon's new
compliance procedures and hereby undertakes
to comply fully with these new procedures,
including the pre-clearance of transactions
in Aon stock, as well as the requirements
regarding broker interface.  Grantor
understands that Richard E. Barry and
Jennifer L. Kraft are available to answer
any questions Grantor may have regarding the
new compliance procedures.
2.	Grantor will continue to comply with the new
procedures for as long as Grantor is subject
to the insider reporting requirements of
Section 16 under the Exchange Act.
3.	Grantor will provide a copy of the attached
Broker Instruction/Representation to his/her broker to sign and return to Aon.


IN WITNESS WHEREOF, Grantor has caused this Power of
Attorney to be executed as of this 14th day of July, 2003.


Signature:   /s/ D. Cameron Findlay